Exhibit 99.1

Visa Inc. Reports Strong Fiscal Third Quarter 2017 Results
Performance Driven by Continued Strength in Payments Volume, Cross-Border Volume and Processed Transactions

San Francisco, CA, July 20, 2017 - Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2017, ended June 30, 2017.

Fiscal Third Quarter 2017 Key Highlights:

•	GAAP net income of $2.1 billion or $0.86 per share

•	Net operating revenue of $4.6 billion, an increase of 26%, driven by inclusion of Europe and continued growth in payments volume, cross-border volume and processed transactions

•	Payments volume growth, on a constant dollar basis, was 38% over the prior year at $1.9 trillion

•	Cross-border volume growth, on a constant dollar basis, was 147% or 11% inclusive of Europe in prior year results

•	Total Visa processed transactions were 28.5 billion, a 44% increase over the prior year, or 13% growth inclusive of Europe in prior year results

•	Returned approximately $2.1 billion of capital to shareholders in the form of share repurchases and dividends

“I’m pleased to report Visa’s fiscal third quarter results which reflect strong growth in payments volume, cross-border volume, and processed transactions, which were powered by economic tailwinds in the U.S. and globally,” said Alfred F. Kelly, Jr., Chief Executive Officer of Visa Inc. “Our results and growth are a reflection of our strategy to pursue the conversion of cash and checks to electronic payments in partnership with our clients around the world.”

Fiscal Third Quarter 2017 Financial Highlights:
GAAP net income in the fiscal third quarter was $2.1 billion or $0.86 per share. Prior year's results included several special items related to the acquisition of Visa Europe. Excluding these special items, net income and earnings per share both increased 26% over the prior year. Exchange rate shifts versus the prior year negatively impacted earnings per share growth by approximately 2 percentage points. All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted.

Net operating revenue in the fiscal third quarter was $4.6 billion, an increase of 26%, driven by the inclusion of Europe and continued growth in payments volume, cross-border volume and processed transactions. Exchange rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 1.5 percentage points.
Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2017, on which fiscal third quarter service revenue is recognized, was 38% over the prior year at $1.7 trillion. Effective with the three months ended December 31, 2016, Europe co-badge volume is no longer included in reported volume.
Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2017, was 38% over the prior year at $1.9 trillion.
Cross-border volume growth, on a constant dollar basis, was 147% for the three months ended June 30, 2017. Cross-border volume growth, on a constant dollar basis and inclusive of Europe in prior year results, was 11%.
Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2017, were 28.5 billion, a 44% increase over the prior year. Total processed transactions growth was 13%, inclusive of Europe in prior year results.
Fiscal third quarter service revenues were $1.9 billion, an increase of 19% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 29% over the prior year to $2.0 billion. International transaction revenues grew 45% over the prior year to $1.6 billion. Other revenues were $209 million, flat over the prior year. Client incentives, which are a contra revenue item, were $1.1 billion and represent 20.1% of gross revenues.
GAAP operating expenses were $1.5 billion for the fiscal third quarter, a 52% decrease over the prior year's results which included special items related to the acquisition of Visa Europe. Excluding these special items, operating expenses grew 31% over the prior year, primarily driven from the inclusion of Visa Europe's operating expenses following the acquisition.
GAAP effective income tax rate was 29.3% for the quarter ended June 30, 2017.
Cash, cash equivalents, and available-for-sale investment securities were $12.2 billion at June 30, 2017.
The weighted-average number of diluted shares of class A common stock outstanding was 2.39 billion for the quarter ended June 30, 2017.

Notable Events:
During the three months ended June 30, 2017, the Company repurchased 17.8 million shares of class A common stock, at an average price of $93.82 per share, using $1.7 billion of cash on hand. In the nine months ended June 30, 2017, the Company repurchased a total of 59.2 million shares of class A common stock, at an average price of $86.82 per share, using $5.1 billion of cash on hand. The Company currently has $5.5 billion of funds available for share repurchase.
On July 17, 2017, the board of directors declared a quarterly cash dividend of $0.165 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on September 5, 2017, to all holders of record of the Company’s common and preferred stock as of August 18, 2017.

Financial Outlook for Fiscal Full-Year 2017:

Visa Inc. reaffirms its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Annual operating margin: Mid 60s; and

•	Effective tax rate: Mid 40s on a GAAP basis and approximately 30% on an adjusted, non-GAAP basis.

Visa Inc. updates its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Annual net revenue growth: Approximately 20% on a nominal dollar basis, including approximately 2.0 ppts of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 20.0% to 20.5% range; and

•
Annual diluted class A common stock earnings per share growth: Low double-digits on a GAAP nominal dollar basis and approximately 20% on an adjusted, non-GAAP nominal dollar basis (see note below), both including approximately 2.5 ppts of negative foreign currency impact.

Note: The financial outlook for fiscal full-year 2017 includes Visa Europe integration expenses of approximately $60 million for the full-year. Differences in our financial outlook for fiscal full-year 2017 GAAP and non-GAAP financial measures relate to the one-time, non-recurring items that are included in the accompanying reconciliation. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2016 earnings per share results of $2.84. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2016 results.

Fiscal Third Quarter 2017 Earnings Results Conference Call Details:
Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa Inc.
Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks - VisaNet - that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead with prepaid or pay later with credit products. For more information, visit visa.com/aboutvisa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2017. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," “outlook”, "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on payment systems;

•	outcome of tax and litigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	impact of global economic, political, market and social events or conditions;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	cyber security attacks, breaches or failure of our networks;

•	failure to maintain interoperability with Visa Europe’s systems;

•	our ability to successfully integrate and manage our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2016, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

Contacts:
Investor Relations: Jack Carsky, Joon Huh, or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com
Media Relations: Nathaniel Sillin, 415-805-4892, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	June 30, 2017	September 30, 2016
	(in millions, except par value data)
Assets
Cash and cash equivalents	$7,437	$5,619
Restricted cash—U.S. litigation escrow	1,030	1,027
Investment securities:
Trading	80	71
Available-for-sale	2,674	3,248
Settlement receivable	1,419	1,467
Accounts receivable	1,105	1,041
Customer collateral	1,075	1,001
Current portion of client incentives	308	284
Prepaid expenses and other current assets	590	555
Total current assets	15,718	14,313
Investment securities, available-for-sale	2,117	3,931
Client incentives	553	448
Property, equipment and technology, net	2,202	2,150
Other assets	1,079	893
Intangible assets, net	27,322	27,234
Goodwill	15,009	15,066
Total assets	$64,000	$64,035
Liabilities
Accounts payable	$130	$203
Settlement payable	2,075	2,084
Customer collateral	1,075	1,001
Accrued compensation and benefits	638	673
Client incentives	1,909	1,976
Accrued liabilities	940	1,128
Current maturities of long-term debt	1,749	—
Accrued litigation	995	981
Total current liabilities	9,511	8,046
Long-term debt	14,142	15,882
Deferred tax liabilities	5,888	4,808
Deferred purchase consideration	1,258	1,225
Other liabilities	1,257	1,162
Total liabilities	32,056	31,123
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2017 and September 30, 2016	2,326	2,516
Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2017 and September 30, 2016	3,200	3,201
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,832 and 1,871 shares issued and outstanding at June 30, 2017 and September 30, 2016, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2017 and September 30, 2016	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 13 and 17 shares issued and outstanding at June 30, 2017 and September 30, 2016, respectively	—	—
Treasury stock	—	(170)
Right to recover for covered losses	(8)	(34)
Additional paid-in capital	17,009	17,395
Accumulated income	9,299	10,462
Accumulated other comprehensive income (loss), net:
Investment securities, available-for-sale	58	36
Defined benefit pension and other postretirement plans	(207)	(225)
Derivative instruments classified as cash flow hedges	(15)	(50)
Foreign currency translation adjustments	282	(219)
Total accumulated other comprehensive income (loss), net	118	(458)
Total equity	31,944	32,912
Total liabilities and equity	$64,000	$64,035

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016(1)	2017	2016(1)
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,948	$1,635	$5,859	$4,979
Data processing revenues	1,984	1,541	5,719	4,493
International transaction revenues	1,571	1,084	4,529	3,160
Other revenues	209	209	615	605
Client incentives	(1,147)	(839)	(3,219)	(2,416)
Net operating revenues	4,565	3,630	13,503	10,821

Operating Expenses
Personnel	698	509	1,973	1,536
Marketing	221	189	632	569
Network and processing	158	123	453	377
Professional fees	102	138	265	276
Depreciation and amortization	132	120	409	361
General and administrative	230	246	822	566
Litigation provision	—	—	17	1
Visa Europe Framework Agreement loss	—	1,877	—	1,877
Total operating expenses	1,541	3,202	4,571	5,563
Operating income	3,024	428	8,932	5,258

Non-operating (Expense) Income
Interest expense	(140)	(131)	(415)	(292)
Other	30	125	78	536
Total non-operating (expense) income	(110)	(6)	(337)	244
Income before income taxes	2,914	422	8,595	5,502
Income tax provision	855	10	4,036	1,442
Net income	$2,059	$412	$4,559	$4,060

Basic earnings per share
Class A common stock	$0.87	$0.17	$1.90	$1.69
Class B common stock	$1.43	$0.29	$3.13	$2.79
Class C common stock	$3.46	$0.69	$7.60	$6.76

Basic weighted-average shares outstanding
Class A common stock	1,840	1,899	1,852	1,915
Class B common stock	245	245	245	245
Class C common stock	14	18	15	19

Diluted earnings per share
Class A common stock	$0.86	$0.17	$1.90	$1.69
Class B common stock	$1.42	$0.28	$3.13	$2.78
Class C common stock	$3.45	$0.69	$7.59	$6.75

Diluted weighted-average shares outstanding
Class A common stock	2,385	2,386	2,404	2,406
Class B common stock	245	245	245	245
Class C common stock	14	18	15	19

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. The dilutive impact of the outstanding shares of series B and C convertible participating preferred stock from June 21, 2016 through June 30, 2016 was also not included in the calculation of basic or diluted earnings per share as the effect was immaterial.

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended June 30,
	2017	2016
	(in millions)
Operating Activities
Net income	$4,559	$4,060
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	3,219	2,416
Fair value adjustment for the Visa Europe put option	—	(255)
Share-based compensation	183	152
Excess tax benefit for share-based compensation	—	(51)
Depreciation and amortization of property, equipment, technology and intangible assets	409	361
Deferred income taxes	1,715	(603)
Right to recover for covered losses recorded in equity	(165)	—
Charitable contribution of Visa Inc. shares	192	—
Other	30	43
Change in operating assets and liabilities:
Settlement receivable	42	332
Accounts receivable	(34)	(92)
Client incentives	(3,376)	(2,638)
Other assets	(192)	(552)
Accounts payable	(71)	(35)
Settlement payable	(19)	(368)
Accrued and other liabilities	(65)	398
Accrued litigation	14	(46)
Net cash provided by operating activities	6,441	3,122
Investing Activities
Purchases of property, equipment, technology and intangible assets	(512)	(382)
Investment securities, available-for-sale:
Purchases	(1,877)	(26,883)
Proceeds from maturities and sales	4,296	26,193
Acquisitions, net of $2.8 billion cash received from Visa Europe	(302)	(9,082)
Purchases of / contributions to other investments	(18)	(9)
Proceeds / distributions from other investments	—	4
Net cash provided by (used in) investing activities	1,587	(10,159)
Financing Activities
Repurchase of class A common stock	(5,170)	(5,300)
Treasury stock—class C common stock	—	(170)
Dividends paid	(1,189)	(1,011)
Proceeds from issuance of senior notes	—	15,971
Debt issuance costs	—	(98)
Payments from litigation escrow account—U.S. retrospective responsibility plan	—	45
Cash proceeds from issuance of common stock under employee equity plans	128	69
Restricted stock and performance-based shares settled in cash for taxes	(73)	(89)
Excess tax benefit for share-based compensation	—	51
Net cash (used in) provided by financing activities	(6,304)	9,468
Effect of exchange rate changes on cash and cash equivalents	94	(62)
Increase in cash and cash equivalents	1,818	2,369
Cash and cash equivalents at beginning of year	5,619	3,518
Cash and cash equivalents at end of period	$7,437	$5,887
Supplemental Disclosure
Series B and C convertible participating preferred stock issued in Visa Europe acquisition	$—	$5,717
Deferred purchase consideration recorded for Visa Europe acquisition	$—	$1,236
Income taxes paid, net of refunds	$2,239	$2,043
Interest payments on debt	$489	$244
Accruals related to purchases of property, equipment, technology and intangible assets	$35	$29

VISA INC.
FISCAL 2017 AND 2016 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2017 Quarter Ended			Fiscal 2016 Quarter Ended
	June 30, 2017	March 31, 2016	December 31, 2016	September 30, 2016	June 30, 2016(1)
	(in millions)
Operating Revenues
Service revenues	$1,948	$1,993	$1,918	$1,768	$1,635
Data processing revenues	1,984	1,843	1,892	1,779	1,541
International transaction revenues	1,571	1,469	1,489	1,489	1,084
Other revenues	209	203	203	218	209
Client incentives	(1,147)	(1,031)	(1,041)	(993)	(839)
Net operating revenues	4,565	4,477	4,461	4,261	3,630

Operating Expenses
Personnel	698	704	571	690	509
Marketing	221	193	218	300	189
Network and processing	158	150	145	161	123
Professional fees	102	83	80	113	138
Depreciation and amortization	132	131	146	141	120
General and administrative	230	406	186	230	246
Litigation provision	—	2	15	1	—
Visa Europe Framework Agreement loss	—	—	—	—	1,877
Total operating expenses	1,541	1,669	1,361	1,636	3,202
Operating income	3,024	2,808	3,100	2,625	428

Non-operating (Expense) Income
Interest expense	(140)	(135)	(140)	(135)	(131)
Other	30	29	19	20	125
Total non-operating (expense) income	(110)	(106)	(121)	(115)	(6)
Income before income taxes	2,914	2,702	2,979	2,510	422
Income tax provision	855	2,272	909	579	10
Net income	$2,059	$430	$2,070	$1,931	$412

(1)	We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL THIRD QUARTER 2017 and 2016
(UNAUDITED)
Our financial results for the nine months ended June 30, 2017 and three and nine months ended June 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance in these or future periods as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three months ended June 30, 2017.

•
Elimination of deferred tax balances. During the second quarter of fiscal 2017, in connection with our legal entity reorganization, we eliminated deferred tax balances originally recognized upon the acquisition of Visa Europe, resulting in the recognition of a non-recurring, non-cash income tax provision of $1.5 billion.

•
Charitable contribution. During the second quarter of fiscal 2017, associated with our legal entity reorganization, we recognized a non-recurring, non-cash general and administrative expense of $192 million, before tax, related to the charitable donation of Visa Inc. shares that were acquired as part of the Visa Europe acquisition and held as treasury stock. Net of the related cash tax benefit of $71 million, determined by applying applicable tax rates, adjusted net income increased by $121 million.

•
Acquisition-related costs. During the three months ended June 30, 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of U.K. stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between us and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net (losses) gains on currency forward contracts. During the second and third quarter of fiscal 2016, we entered into currency forward contracts to mitigate a portion of our foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net losses of $42 million and net gains of $74 million, before tax, in other non-operating (expense) income for the three and nine months ended June 30, 2016, respectively. Net of related tax benefit of $8 million and tax expense of $27 million for the three and nine months ended June 30, 2016, respectively, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $34 million and a decrease of $47 million, respectively.

•
Foreign exchange gain on euro deposits. During the three months ended June 30, 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income resulting from holding euro-denominated bank balances for a short period in advance of the Closing. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on our reported income tax provision.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the nine months ended June 30, 2017 and three and nine months ended June 30, 2016. There were no comparable adjustments recorded for the three months ended June 30, 2017.

	Nine Months Ended June 30, 2017
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$4,571	66%	$(337)	$8,595	$4,036	47.0%	$4,559	$1.90
Elimination of deferred tax balances	—	—%	—	—	(1,515)		1,515	0.63
Charitable contribution	(192)	1%	—	192	71		121	0.05
As adjusted	$4,379	68%	$(337)	$8,787	$2,592	29.5%	$6,195	$2.58

	Three Months Ended June 30, 2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$3,202	12%	$(6)	$422	$10	2.3%	$412	$0.17
Acquisition-related costs	(152)	4%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	52%	—	1,877	693		1,184	0.50
Net losses on currency forward contracts	—	—%	42	42	8		34	0.01
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
As adjusted	$1,173	68%	$(109)	$2,348	$713	30.4%	$1,635	$0.69

	Nine Months Ended June 30, 2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$5,563	49%	$244	$5,502	$1,442	26.2%	$4,060	$1.69
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	17%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$3,534	67%	$(230)	$7,057	$2,110	29.9%	$4,947	$2.06

(1)
Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2)	Operating margin is calculated as operating income divided by net operating revenues.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FULL-YEAR 2016
(UNAUDITED)

Our fiscal full-year 2017 annual diluted class A common stock earnings per share growth outlook is based on adjusted non-GAAP fiscal full-year 2016 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.
Our financial results during the twelve months ended September 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance, as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the period presented.

•
Severance cost. In the fiscal fourth quarter, we recorded a $110 million charge for severance costs related to personnel reductions including planned reductions at Visa Europe. Although we routinely record severance expenses, these charges are larger than any past quarterly accrual due to the acquisition and integration of Visa Europe. Net of related tax benefit of $38 million, determined by applying applicable tax rates, the adjustment to net income was an increase of $72 million.

•
Remeasurement of deferred tax liability. In September 2016, we recorded a non-cash, non-recurring $88 million gain upon the remeasurement of a deferred tax liability, recorded upon the acquisition of Visa Europe, to reflect a tax rate change in the United Kingdom.

•
Acquisition-related costs. During the twelve months ended September 30, 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of U.K. stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between Visa and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net gains on currency forward contracts. During the twelve months ended September 30, 2016, we entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net gains of $74 million, before tax, in other non-operating income. Net of related tax expense of $27 million, determined by applying applicable federal and state tax rates, the adjustment to net income was a decrease of $47 million.

•
Foreign exchange gain on euro deposits. During the twelve months ended September 30, 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income as a result of holding euro-denominated bank balances for a short period in advance of the closing date of the Visa Europe transaction. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on the reported income tax provision.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2016.

	Twelve Months Ended September 30, 2016 (1)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (2),(3)	Non-operating Income (Expense)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate (2)	Net Income	Diluted Earnings Per Share(2)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance cost	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

(2)
Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(3)	Operating margin is calculated as operating income divided by net operating revenues.

Operational Performance Data
The tables below provide information regarding the available operational results for the 3 months ended June 30, 2017, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2017 and 2016, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-4 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016.
1. Branded Volume and Transactions
The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$531	(0.1%)	1.7%	$411	4.5%	6.9%	5,834	$120	(13.1%)	(13.0%)	876
Canada	64	2.7%	6.8%	59	3.2%	7.3%	837	5	(2.2%)	1.7%	12
CEMEA	259	11.3%	6.7%	80	25.8%	18.9%	3,232	179	5.8%	2.0%	1,283
LAC	248	10.8%	8.1%	99	16.2%	13.3%	2,918	148	7.5%	4.9%	1,161
US	980	10.9%	10.9%	840	12.1%	12.1%	15,928	140	4.7%	4.7%	1,010
Europe	511			371			7,955	140			1,093
Visa Inc.	2,592	34.1%	33.8%	1,860	37.9%	38.4%	36,704	732	25.4%	23.4%	5,435

Visa Credit Programs
US	$460	17.9%	17.9%	$446	18.8%	18.8%	5,519	$14	(4.0%)	(4.0%)	16
International	654	27.6%	29.6%	604	26.7%	29.0%	8,730	51	39.0%	37.5%	235
Visa Inc.	1,115	23.4%	24.5%	1,050	23.2%	24.5%	14,249	65	26.6%	25.6%	251

Visa Debit Programs
US	$519	5.4%	5.4%	$393	5.3%	5.3%	10,409	$126	5.8%	5.8%	994
International	958	78.5%	74.5%	417	238.1%	229.5%	12,046	541	30.9%	28.1%	4,190
Visa Inc.	1,478	43.5%	41.8%	811	63.1%	62.0%	22,455	667	25.3%	23.2%	5,184

Operational Performance Data

	For the 3 Months Ended March 31, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$514	0.7%	1.8%	$398	5.7%	7.0%	5,509	$117	(13.4%)	(12.8%)	857	817	924
Canada	58	13.1%	8.7%	53	13.8%	9.4%	721	5	5.9%	1.8%	10	48	55
CEMEA	236	15.2%	6.9%	73	28.5%	16.7%	2,907	163	10.1%	3.0%	1,213	341	331
LAC	240	17.9%	11.3%	96	21.4%	13.4%	3,021	144	15.7%	9.9%	1,142	419	455
US	909	10.5%	10.5%	776	11.8%	11.8%	14,580	133	3.2%	3.2%	933	712	859
Europe	462			339			7,275	123			1,012	480	533
Visa Inc.	2,419	34.9%	33.1%	1,734	38.5%	37.5%	34,013	685	26.7%	23.0%	5,167	2,818	3,155

Visa Credit Programs
US	$418	19.9%	19.9%	$404	20.7%	20.7%	4,856	$14	0.3%	0.3%	16	274	334
International	619	30.5%	29.4%	572	28.5%	27.9%	8,298	48	59.6%	50.7%	222	649	726
Visa Inc.	1,038	26.0%	25.4%	976	25.2%	24.8%	13,154	62	40.3%	34.9%	238	924	1,060

Visa Debit Programs
US	$491	3.5%	3.5%	$372	3.5%	3.5%	9,724	$119	3.6%	3.6%	917	437	524
International	890	79.8%	72.6%	386	241.1%	222.9%	11,135	504	32.0%	27.3%	4,012	1,457	1,571
Visa Inc.	1,381	42.5%	39.5%	758	60.4%	58.3%	20,859	623	25.5%	22.0%	4,929	1,894	2,096

	For the 3 Months Ended December 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$538	2.8%	3.7%	$419	8.2%	9.4%	5,662	$119	(12.6%)	(12.5%)	920	802	908
Canada	63	5.5%	5.1%	58	5.7%	5.3%	778	5	3.5%	3.1%	10	50	55
CEMEA	246	7.8%	8.7%	72	19.8%	19.9%	2,823	174	3.5%	4.7%	1,302	334	322
LAC	250	5.6%	8.7%	98	9.5%	11.9%	3,155	152	3.2%	6.7%	1,215	418	453
US	937	11.4%	11.4%	804	12.6%	12.6%	15,326	134	4.4%	4.4%	935	718	862
Europe	491			355			7,661	136			1,094	486	542
Visa Inc.	2,525	33.6%	34.5%	1,805	38.3%	39.0%	35,405	720	23.2%	24.6%	5,476	2,808	3,143

Visa Credit Programs
US	$444	19.5%	19.5%	$430	20.3%	20.3%	5,350	$14	0.0%	0.0%	16	282	335
International	647	28.3%	29.7%	597	27.0%	28.4%	8,683	50	46.9%	47.6%	243	653	728
Visa Inc.	1,092	24.6%	25.4%	1,027	24.1%	24.9%	14,033	64	33.0%	33.4%	259	935	1,062

Visa Debit Programs
US	$493	4.9%	4.9%	$374	4.9%	4.9%	9,976	$119	5.0%	5.0%	919	437	527
International	940	73.0%	75.5%	404	234.0%	236.8%	11,396	536	26.9%	28.9%	4,298	1,437	1,554
Visa Inc.	1,433	41.4%	42.5%	778	62.9%	63.3%	21,372	655	22.3%	23.8%	5,217	1,873	2,080

Operational Performance Data

	For the 3 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$536	5.1%	3.9%	$406	9.4%	7.8%	5,244	$129	(6.4%)	(6.6%)	997	786	891
Canada	62	5.9%	5.8%	57	5.9%	5.7%	763	5	6.3%	6.2%	12	48	56
CEMEA	237	2.4%	7.6%	68	11.9%	16.6%	2,583	169	(1.0%)	4.3%	1,242	329	318
LAC	236	3.9%	10.5%	91	7.2%	13.7%	2,995	145	1.9%	8.6%	1,165	408	444
US	903	9.9%	9.9%	768	10.8%	10.8%	14,925	135	5.1%	5.1%	956	697	835
Europe	648			468			9,581	179			1,432	479	542
Visa Inc.	2,622	41.8%	43.3%	1,859	47.0%	47.2%	36,091	763	30.5%	34.4%	5,804	2,747	3,086

Visa Credit Programs
US	$424	18.3%	18.3%	$409	18.8%	18.8%	5,123	$15	6.1%	6.1%	18	276	329
International	725	47.6%	47.4%	656	44.0%	43.6%	9,556	69	94.2%	98.3%	394	655	731
Visa Inc.	1,149	35.2%	35.1%	1,066	33.1%	32.9%	14,678	84	68.8%	71.3%	413	931	1,060

Visa Debit Programs
US	$479	3.4%	3.4%	$359	2.9%	2.9%	9,802	$120	4.9%	4.9%	938	421	506
International	994	85.3%	92.4%	435	276.3%	287.0%	11,611	559	32.9%	38.3%	4,453	1,395	1,519
Visa Inc.	1,472	47.4%	50.3%	793	71.0%	72.2%	21,413	679	26.9%	30.9%	5,391	1,816	2,026

	For the 3 Months Ended June 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$531	4.3%	7.2%	$393	7.9%	10.3%	5,055	$138	(5.0%)	(0.4%)	1,014	766	870
Canada	62	0.7%	6.7%	57	0.5%	6.4%	741	5	3.6%	9.7%	11	47	54
CEMEA	233	(2.0%)	11.4%	64	4.8%	18.8%	2,415	169	(4.3%)	8.8%	1,255	331	318
LAC	223	(5.8%)	10.1%	86	(3.3%)	13.3%	2,860	138	(7.2%)	8.2%	1,127	409	445
US	883	9.1%	9.1%	749	9.7%	9.7%	14,680	134	5.9%	5.9%	973	677	818
Visa Inc.	1,933	4.2%	8.9%	1,349	7.6%	10.4%	25,752	584	(3.0%)	5.7%	4,380	2,230	2,505

Visa Credit Programs
US	$390	10.9%	10.9%	$376	10.9%	10.9%	4,583	$15	10.9%	10.9%	17	271	322
International	513	4.5%	9.6%	476	5.1%	9.7%	6,623	37	(2.0%)	7.6%	159	509	569
Visa Inc.	903	7.2%	10.1%	852	7.5%	10.2%	11,206	51	1.4%	8.5%	176	780	891

Visa Debit Programs
US	$493	7.7%	7.7%	$374	8.5%	8.5%	10,097	$119	5.3%	5.3%	956	406	495
International	537	(3.3%)	8.0%	123	5.4%	17.3%	4,449	414	(5.6%)	5.5%	3,249	1,044	1,118
Visa Inc.	1,030	1.7%	7.9%	497	7.7%	10.6%	14,546	533	(3.4%)	5.5%	4,204	1,450	1,614

Operational Performance Data

	For the 12 Months Ended June 30, 2017
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,119	2.1%	2.8%	$1,634	6.9%	7.8%	22,249	$485	(11.3%)	(11.2%)	3,650
Canada	246	6.5%	6.5%	226	6.8%	6.8%	3,099	20	3.2%	3.2%	44
CEMEA	978	9.0%	7.5%	293	21.4%	18.1%	11,545	685	4.4%	3.5%	5,040
LAC	974	9.3%	9.6%	385	13.4%	13.1%	12,089	589	6.7%	7.4%	4,682
US	3,729	10.7%	10.7%	3,187	11.8%	11.8%	60,760	542	4.4%	4.4%	3,835
Europe	2,112			1,533			32,472	579			4,631
Visa Inc.	10,158	36.1%	36.1%	7,258	40.4%	40.5%	142,214	2,900	26.4%	26.3%	21,882

Visa Credit Programs
US	$1,747	18.9%	18.9%	$1,689	19.6%	19.6%	20,848	$58	0.6%	0.6%	66
International	2,646	33.4%	34.0%	2,429	31.5%	32.2%	35,267	217	59.9%	58.4%	1,094
Visa Inc.	4,393	27.2%	27.6%	4,118	26.3%	26.7%	56,115	275	42.1%	41.2%	1,161

Visa Debit Programs
US	$1,982	4.3%	4.3%	$1,498	4.2%	4.2%	39,911	$484	4.8%	4.8%	3,768
International	3,783	79.1%	78.7%	1,642	247.1%	243.2%	46,187	2,141	30.6%	30.6%	16,953
Visa Inc.	5,765	43.7%	43.5%	3,140	64.3%	63.8%	86,098	2,625	25.0%	25.0%	20,721

	For the 12 Months Ended June 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,076	2.7%	9.2%	$1,528	7.7%	13.8%	19,370	$548	(9.1%)	(1.6%)	4,062	766	870
Canada	231	(7.0%)	5.5%	212	(7.2%)	5.3%	2,820	19	(4.8%)	7.9%	46	47	54
CEMEA	897	(9.6%)	8.8%	241	(2.2%)	16.6%	8,614	656	(12.0%)	6.1%	4,847	331	318
LAC	891	(14.4%)	8.8%	339	(14.0%)	12.3%	11,278	552	(14.7%)	6.8%	4,480	409	445
US	3,370	9.2%	9.2%	2,850	9.9%	9.9%	55,929	520	5.7%	5.7%	3,798	677	818
Visa Inc.	7,464	1.0%	9.0%	5,171	5.9%	11.3%	98,012	2,294	(8.5%)	4.2%	17,234	2,230	2,505

Visa Credit Programs
US	$1,470	10.1%	10.1%	$1,412	10.2%	10.2%	17,261	$58	7.6%	7.6%	67	271	322
International	1,983	0.7%	11.4%	1,847	2.2%	12.4%	25,605	136	(16.4%)	(0.7%)	643	509	569
Visa Inc.	3,453	4.5%	10.8%	3,259	5.5%	11.4%	42,866	194	(10.4%)	1.7%	710	780	891

Visa Debit Programs
US	$1,900	8.5%	8.5%	$1,438	9.6%	9.6%	38,667	$462	5.5%	5.5%	3,731	406	495
International	2,111	(9.5%)	6.6%	473	(1.7%)	15.4%	16,478	1,638	(11.6%)	4.2%	12,793	1,044	1,118
Visa Inc.	4,011	(1.8%)	7.5%	1,911	6.6%	11.0%	55,145	2,100	(8.3%)	4.5%	16,524	1,450	1,614

Operational Performance Data

2. Europe Co-badge Payments Volume Growth Impact
The table below reflects total Visa Inc., International and Europe payments volume growth rates over prior year adjusted to exclude the Europe co-badge volumes.

	Growth (Constant USD)				Growth (Nominal USD)
	Quarter Ended				Quarter Ended
	Sep'16	Dec'16	Mar'17	Jun'17	Sep'16	Dec'16	Mar'17	Jun'17
Visa Inc. - As Reported	47.2%	39.0%	37.5%	38.4%	47.0%	38.3%	38.5%	37.9%
excluding co-badge	38.7%	39.0%	37.5%	38.4%	38.5%	38.3%	38.5%	37.9%

International - As Reported	91.6%	71.1%	69.1%	71.7%	91.0%	69.3%	71.6%	70.2%
excluding co-badge	72.6%	71.1%	69.1%	71.7%	72.0%	69.3%	71.6%	70.2%

Europe Normalized (1)	6.8%	(17.1%)	(16.6%)	(16.5%)	(1.2%)	(25.8%)	(24.3%)	(22.4%)
excluding co-badge	7.5%	9.7%	9.7%	9.3%	(2.8%)	(4.3%)	(2.3%)	0.3%

(1)
Europe volumes were first included in Visa Inc.’s volumes starting in the quarter ended September 30, 2016. Europe Normalized growth includes Europe volumes for the prior year period before Visa Inc. acquired Visa Europe.

Note:
Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, effective with the quarter ended December 2016 Visa co-badge volume is no longer included in reported volume.

Operational Performance Data

3. Cross-Border Volume
The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended
June 30, 2017 (1)	142%	147%	11%
March 31, 2017 (1)	129%	132%	11%
December 31, 2016 (1)	135%	140%	12%
September 30, 2016 (1)	146%	149%	10%
June 30, 2016	2%	5%

12 Months Ended
June 30, 2017 (1)	138%	142%
June 30, 2016	(1%)	5%

(1)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

4. Visa Processed Transactions
The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended
June 30, 2017 (1)	28,450	44%	13%
March 31, 2017 (1)	26,256	42%	12%
December 31, 2016 (1)	27,329	44%	13%
September 30, 2016 (1)	25,921	41%	12%
June 30, 2016	19,778	10%

12 Months Ended
June 30, 2017 (1)	107,955	43%
June 30, 2016	75,603	9%

(1)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

Operational Performance Data

Footnote
Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
On occasion, previously presented information may be updated. Prior period updates, if any, are not material.
Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.